Filed  #  C29077-00
                                                              ------------
                                                       November  16,  2000


                          CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                (Before payment of Capital or Issuance of Stock)


                        CORPORATE ADVISORY SERVICE, INC.
                        --------------------------------
                              Name of Incorporator

certify  that:

1.   He  constitutes  two-thirds  of  the original Incorporators of LUCY'S CAFE,
                                                                   -------------
     INC.,  a  Nevada  corporation,
    -----
2. The original Articles were filed in the Office of the Secretary of State on 10/30/00.
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3.   As  of  the  date of this certificate, no stock of the corporation has been issued.
4. They hereby adopt the following amendments to the Articles of Incorporation of the corporation:


     Article  FOURTH  is  amended  to  read  as  follows:

     FOURTH. That the voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with a nominal or par value of .001 and no other class of stock shall be authorized. Said shares with a nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.



                                   /s/  Sara  Zaro
                                   ---------------
                                   Signature


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